AMENDMENT NO. 1

TO

LOAN SALE AGREEMENT

The LOAN SALE AGREEMENT, dated August 4, 2004 (the "Agreement"), among MortgageIT, Inc., a New York corporation, as a seller ("MortgageIT"), MortgageIT Holdings, Inc., a Maryland corporation, as a seller ("MortgageIT Holdings", and together with MortgageIT, the "Sellers", and each, individually, a "Seller") and MortgageIT SPV I, a Delaware statutory trust (the "Trust") acting with respect to the REIT Sub-Trust as the purchaser and, separately, acting with respect to the TRS Sub-Trust as the purchaser, is hereby being amended by this Amendment No. 1 dated as of June 3, 2005 (this "Amendment"), which amendment shall be effective as of the date hereof as follows:

1.    Amended Terms.   The Agreement is hereby amended as follows:

(a)    Section 4.01(p) of the Amendment is hereby deleted in its entirety and replaced with the following:

"(p)    The consolidated Tangible Net Worth of the Sellers shall not be less than the sum of (A) $175,000,000 plus (B) 90% of capital contributions made since August 4, 2004. The Sellers shall not permit the ratio of their consolidated Total Indebtedness to Tangible Net Worth to exceed 25:1 and the ratio of Adjusted Indebtedness to Tangible Net Worth to exceed 15:1."

(b)    The following definition is added to Schedule 1 to the Agreement:

"Adjusted Indebtedness' shall mean, for any Person, Total Indebtedness less only those obligations created, issued or incurred by such Person for borrowed money by the issuance and sale of debt securities that are sponsored, created, issued or incurred by such Person or its Affiliates in connection with securitizations."

(c)    The defined term "Indebtedness" in Schedule 1 to the Agreement is hereby amended to read as follows:

"Indebtedness' shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument."

(d)    The following definition is added to Schedule 1 to the Agreement:

"Default' shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default."

(e)    Paragraph (liii) of Schedule 2 to the Agreement is hereby deleted in its entirety and replaced with the following:

"(liii)    LTV, PMI Policy.    No Mortgage Loan has an LTV greater than 100% or, with respect to an FHA Loan, the applicable Agency approved limits. Unless the Mortgage Loan Schedule indicates that a Mortgage Loan is a sub-prime mortgage loan, each Mortgage Loan with an LTV in excess of 80% is and will be insured as to payment defaults by a PMI Policy, unless otherwise provided for in MortgageIT's underwriting guidelines, acceptable to Fannie Mae and in an amount of coverage meeting the requirements set forth with respect to such insurance policies in the Fannie Mae Guides until such Mortgage Loan is no longer required under the terms of the Fannie Mae Guides to be so insured. All provisions of such PMI Policy have been and are being complied with, such policy is valid and remains in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage by the PMI Policy. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for each Mortgage Loan as set forth on the mortgage loan schedule is net of any such insurance premium;"

2.    Representations and Warranties.   Each of the Sellers hereby represents and warrants to the Agent that, after giving effect to the amendments provided for herein, the representations and warranties contained in the Agreement and the other Transaction Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

3.    No Other Amendments, Effective Date.

(a)    Except and to the extent expressly amended herein, the Agreement shall remain in full force and effect, without any waiver, or additional amendment or modification of any other provision thereof.

(b)    The amendments effected hereby shall be deemed to apply prospectively from and after the date hereof.

4.    Expenses.   The Sellers agree to pay and reimburse the Agent for all of the reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Dewey Ballantine LLP, counsel to the Agent.

5.    Governing Law.   This Amendment, in all respects, shall be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, without regard to principles of conflicts of law.

6.    Counterparts.   This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute but one and the same instrument.

7.    Merger and Integration.   Upon execution of this Amendment by the parties to the Agreement, this Amendment shall be incorporated into and merged together with the Agreement. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect and the Agreement as hereby amended is further ratified and reconfirmed in all respects.

8.    Capitalized Terms.   Capitalized terms not defined herein shall have the meanings assigned to such terms in the Agreement.

9.    Voting Rights.   For the convenience of cross-referencing, reference is hereby made to that certain direction letter of even date herewith (the "Direction Letter") wherein MortgageIT, as the Administrator of MortgageIT SPV I under the Administration Agreement and a Depositor under the Trust Agreement, (a) directs Wilmington Trust Company to take all such action with respect to the Trust as is consistent with the terms and conditions of each of the Agreement and the Trust Agreement and (b) thereby represents and warrants that (i) it is the holder of the majority of Voting Rights and (ii) the actions to be taken by Wilmington Trust Company pursuant to the Direction Letter and hereunder are authorized by, and do not conflict with, the Transaction Documents.

10.    Liability.   It is expressly understood and agreed by the parties that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust

Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding the Trust with respect thereto, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressly or impliedly contained herein, and the right to claim any and all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust hereunder or under any other related documents. Nothing expressed or implied in the preceding sentence, however, shall alter the terms and conditions of Section 5.1 of the Trust Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date specified above.

MORTGAGEIT SPV I, acting with respect to the REIT Sub-Trust, as Purchaser

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:	/s/ Dorri E. Wolhar Name: Dorri E. Wolhar Title: Financial Services Officer
MORTGAGEIT SPV I, acting with respect to the TRS Sub-Trust, as Purchaser

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:	/s/ Dorri E. Wolhar Name: Dorri E. Wolhar Title: Financial Services Officer

MORTGAGEIT, INC.

By:	/s/ John R. Cuti Name: John R. Cuti Title: General Counsel and Secretary

MORTGAGEIT HOLDINGS, INC.

By:	/s/ John R. Cuti Name: John R. Cuti Title: General Counsel and Secretary